MOH Announces Fourth Quarter and Year-End 2018 Results

February 11, 2019

News Release

Contact:
Ryan Kubota
Investor Relations
562-435-3666, ext. 119057

MOLINA HEALTHCARE ANNOUNCES FOURTH QUARTER AND YEAR-END 2018 RESULTS AND
PROVIDES FISCAL YEAR 2019 GUIDANCE

•	Net income per diluted share on a GAAP basis was $3.01 in the fourth quarter of 2018 and $10.61 for the year ended December 31, 2018

•	Fourth quarter 2018 results include a net charge of $0.81 per diluted share, and 2018 results include a net charge of $0.22 per diluted share, for non-run-rate items

•	The overall medical care ratio in the fourth quarter improved to 84.6% from 86.4%, sequentially, when excluding non-run rate items

•	After-tax margin was 4.3% in the fourth quarter and 3.7% for the full-year 2018

•	The Company issued 2019 guidance of $9.25 - $9.75 net income per diluted share on a GAAP basis, which does not include any prior-period reserve development
Long Beach, California (February 11, 2019) - Molina Healthcare, Inc. (NYSE: MOH) today reported its financial results for the fourth quarter and year ended December 31, 2018, and provided its guidance for fiscal year 2019.
“We have accomplished much over the last year as we executed the first phase of our margin recovery and sustainability plan,” said Joe Zubretsky, president and CEO. “Our full year results are a capstone to a very successful beginning of this margin turnaround and growth story.
“Our guidance for 2019 reflects continued strength as we sustain our margins while beginning to execute the growth phase of our strategy.”
Consolidated Results
Fourth Quarter of 2018 Compared With Third Quarter of 2018
Net income increased to $201 million, from $197 million in the third quarter of 2018. Net income per diluted share increased to $3.01, from $2.90 in the third quarter of 2018.
Premium revenue increased $101 million, or 2%, in the fourth quarter of 2018 compared with the third quarter of 2018. The sequential increase was mainly in Medicaid and was attributed to a lower non-run rate reduction in revenues for retroactive California Medicaid Expansion risk corridor adjustments and favorable rate changes in other programs that include retroactivity back to earlier periods in 2018.
Overall, the medical care ratio (“MCR”) decreased to 85.1%, from 87.4% in the third quarter of 2018. Excluding the $24 million retroactive California Medicaid Expansion risk corridor adjustment, related mainly to the 2017-18 state fiscal period, the MCR would have been 84.6% in the fourth quarter of 2018. Excluding the $57 million retroactive California Medicaid Expansion risk corridor adjustment related to the 2016-17 state fiscal period and a small benefit from the 2017 Marketplace cost sharing reduction (“CSR”), the MCR would have been 86.4% in the third quarter of 2018. The sequential improvement in the overall underlying MCR was due to decreases in the Medicaid, Medicare and Marketplace MCRs as follows:

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MOH Announces Fourth Quarter and Year-End 2018 Results

February 11, 2019

•
The Medicaid MCR decreased slightly to 88.8%, from 90.5% in the third quarter of 2018. Excluding the $24 million retroactive California Medicaid Expansion risk corridor adjustment related mainly to the 2017-18 state fiscal period, the Medicaid MCR would have been 88.2% in the fourth quarter of 2018. Excluding the $57 million retroactive California Medicaid Expansion risk corridor adjustment related to the 2016-17 state fiscal period, the MCR would have been 89.0% in the third quarter of 2018. The sequential decrease was mainly due to improved performance in the Aged, Blind or Disabled (“ABD”) and Temporary Assistance for Needy Families (“TANF”) programs.

•	The Medicare MCR decreased to 80.8%, from 87.3% in the third quarter of 2018, mainly due to improved performance in our Medicare-Medicaid Integrated plans (“MMPs”).

•
The Marketplace MCR decreased to 62.9%, from 64.1% in the third quarter of 2018. Excluding the benefit of the 2017 CSR, the Marketplace MCR would have been 65.3% in the third quarter of 2018. The sequential decrease is mainly attributable to an increase in premium revenue.

The general and administrative (“G&A”) expense ratio increased to 7.2%, from 6.6% in the third quarter of 2018, due to seasonally higher spending, including sales and marketing initiatives related to the open enrollment period for the Marketplace and Medicare programs.
Fourth Quarter of 2018 Compared With Fourth Quarter of 2017
Net income for the fourth quarter of 2018 was $201 million, compared with a net loss of $262 million for the fourth quarter of 2017. Net income per diluted share was $3.01 for the fourth quarter of 2018 compared with a net loss per diluted share of $4.59 reported for the fourth quarter of 2017. In the fourth quarter of 2017, we recorded impairment losses and restructuring costs of $342 million, or $4.03 net loss per diluted share.
Capital Plan Progress
In the fourth quarter of 2018, we repaid $62 million aggregate principal amount of our 1.125% Notes and entered into privately negotiated termination agreements to terminate the respective portion of the related 1.125% Call Option and 1.125% Warrants. Year to date, we have reduced the principal amount of outstanding debt by $759 million.
Sale of Pathways Behavioral Health Subsidiary
We closed on the sale of the Pathways behavioral health subsidiary in October 2018. As a result of this transaction, we recorded a net loss of $32 million, or $0.48 per diluted share.

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MOH Announces Fourth Quarter and Year-End 2018 Results

February 11, 2019

2019 Guidance
The following table summarizes 2019 Guidance (1):

Premium revenue	~$15.8B
Premium tax revenue	~$375M
Investment income and other revenue	~$195M
Total revenue	~$16.3B
Medical care costs	~$13.7B
Medical care ratio (2)	86.7% - 87.0%
General and administrative expenses	~$1.2B
G&A ratio (3)	7.5% - 7.7%
Premium tax expenses	~$375M
Depreciation and amortization	~$85M
Interest expense and other expenses, net	~$100M
Income before income taxes	$790M - $840M
Net income	$600M - $630M
EBITDA (4)	$975M - $1,025M
Effective tax rate	24.5% - 25.0%
After-tax margin (3)	3.7% - 3.9%
Diluted weighted average shares	~64.7M
Net income per share	$9.25 - $9.75
End-of-year by membership by government program:
Medicaid and Medicare	3.2M
Marketplace	250K - 275K
__________________

(1)
All amounts are estimates and do not include non-recurring significant items. Earnings per diluted share as shown is calculated on a GAAP basis; actual results may differ materially. See the Company’s risk factors as discussed in its 2018 Form 10-K and other filings and the statements below in this press release after the heading “Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995.”

(2)	Medical care ratio represents medical care costs as a percentage of premium revenue.

(3)	G&A ratio represents general and administrative expenses as a percentage of total revenue. After-tax margin represents net income as a percentage of total revenue.

(4)	See reconciliation of non-GAAP financial measures at the end of this release.

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MOH Announces Fourth Quarter and Year-End 2018 Results

February 11, 2019

Conference Call
Management will host a conference call and webcast to discuss Molina Healthcare’s fourth quarter and year-end 2018 results at 8:30 a.m. Eastern time on Tuesday, February 12, 2019. The number to call for the interactive teleconference is (877) 883-0383 and the confirmation number is 2698825. A telephonic replay of the conference call will be available through Tuesday, February 19, 2019, by dialing (877) 344-7529 and entering confirmation number 10127491. A live audio broadcast of this conference call will be available on Molina Healthcare’s website, molinahealthcare.com. A 30-day online replay will be available approximately an hour following the conclusion of the live broadcast.
About Molina Healthcare
Molina Healthcare, Inc., a FORTUNE 500 company, provides managed health care services under the Medicaid and Medicare programs and through the state insurance marketplaces. Through its locally operated health plans, Molina Healthcare served approximately 3.8 million members as of December 31, 2018. For more information about Molina Healthcare, please visit molinahealthcare.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This earnings release contains “forward-looking statements” regarding the Company’s 2018 revised guidance, as well as its plans, expectations, and anticipated future events. Actual results could differ materially due to numerous known and unknown risks and uncertainties. Those known risks and uncertainties include, but are not limited to, the following:

•
the numerous political, judicial and market-based uncertainties associated with the Affordable Care Act (the “ACA”) or “Obamacare,” including the ultimate outcome on appeal of the Texas et al. v. U.S. et al. matter;

•
the market dynamics surrounding the ACA Marketplaces, including but not limited to uncertainties associated with risk adjustment requirements, the potential for disproportionate enrollment of higher acuity members, the discontinuation of premium tax credits, and the adequacy of agreed rates;

•
subsequent adjustments to reported premium revenue based upon subsequent developments or new information, including changes to estimated amounts payable or receivable related to Marketplace risk adjustment;

•	effective management of the Company’s medical costs;

•	the Company’s ability to predict with a reasonable degree of accuracy utilization rates, including utilization rates associated with seasonal flu patterns or other newly emergent diseases;

•
significant budget pressures on state governments and their potential inability to maintain current rates, to implement expected rate increases, or to maintain existing benefit packages or membership eligibility thresholds or criteria;

•	the full reimbursement of the ACA health insurer fee, or HIF;

•	the success of the Company’s efforts to retain existing or awarded government contracts, including the success of any requests for proposal protest filings or defenses;

•	the success of the Company’s profit improvement and maintenance initiatives, including the timing and amounts of the benefits realized, and administrative and medical cost savings achieved;

•
the Company’s ability to manage its operations, including maintaining and creating adequate internal systems and controls relating to authorizations, approvals, provider payments, and the overall success of its care management initiatives;

•
the Company’s receipt of adequate premium rates to support increasing pharmacy costs, including costs associated with specialty drugs and costs resulting from formulary changes that allow the option of higher-priced non-generic drugs;

•	the Company’s ability to operate profitably in an environment where the trend in premium rate increases lags behind the trend in increasing medical costs;

•
the interpretation and implementation of federal or state medical cost expenditure floors, administrative cost and profit ceilings, premium stabilization programs, profit sharing arrangements, and risk adjustment provisions and requirements;

•
the Company’s estimates of amounts owed for such cost expenditure floors, administrative cost and profit ceilings, premium stabilization programs, profit-sharing arrangements, and risk adjustment provisions;

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MOH Announces Fourth Quarter and Year-End 2018 Results

February 11, 2019

•
the Medicaid expansion medical cost corridor, and any other retroactive adjustment to revenue where methodologies and procedures are subject to interpretation or dependent upon information about the health status of participants other than Molina members;

•
the interpretation and implementation of at-risk premium rules and state contract performance requirements regarding the achievement of certain quality measures, and the Company’s ability to recognize revenue amounts associated therewith;

•
the Company’s ability to successfully recognize the intended cost savings and other intended benefits of outsourcing certain services and functions to third parties, and its ability to manage the risk that such third parties may not perform contracted functions and services in a timely, satisfactory and compliant manner;

•	cyber-attacks or other privacy or data security incidents resulting in an inadvertent unauthorized disclosure of protected health information;

•	the success of the Company’s health plan in Puerto Rico, including the resolution of the debt crisis and the effect of the PROMESA law, and the impact of any future significant weather events;

•	the success and renewal of the Company’s duals demonstration programs in California, Illinois, Michigan, Ohio, South Carolina, and Texas;

•	the accurate estimation of incurred but not reported or paid medical costs across the Company’s health plans;

•	efforts by states to recoup previously paid and recognized premium amounts;

•	complications, member confusion, eligibility redeterminations, or enrollment backlogs related to the annual renewal of Medicaid coverage;

•	government audits, reviews, comment letters, or potential investigations, and any fine, sanction, enrollment freeze, monitoring program, or premium recovery that may result therefrom;

•	changes with respect to the Company’s provider contracts and the loss of providers;

•	approval by state regulators of dividends and distributions by the Company’s health plan subsidiaries;

•	changes in funding under the Company’s contracts as a result of regulatory changes, programmatic adjustments, or other reforms;

•	high dollar claims related to catastrophic illness;

•	the favorable resolution of litigation, arbitration, or administrative proceedings, including litigation involving the ACA to which we ourselves are not a direct party;

•	the relatively small number of states in which we operate health plans, including the greater scale and revenues of the Company’s California, Ohio, Texas, and Washington health plans;

•
the availability of adequate financing on acceptable terms to fund and capitalize the Company’s expansion and growth, repay the Company’s outstanding indebtedness at maturity and meet its liquidity needs, including the interest expense and other costs associated with such financing;

•	the Company’s failure to comply with the financial or other covenants in its credit agreement or the indentures governing its outstanding notes;

•	the sufficiency of the Company’s funds on hand to pay the amounts due upon conversion or maturity of its outstanding notes;

•	the failure of a state in which we operate to renew its federal Medicaid waiver;

•	the loss of services of a key executive;

•	changes generally affecting the managed care industry;

•	increases in government surcharges, taxes, and assessments;

•	newly emergent viruses or widespread epidemics, public catastrophes or terrorist attacks, and associated public alarm;

•	the unexpected loss of the leadership of one or more of our senior executives;

•	increasing competition and consolidation in the Medicaid industry;
and numerous other risk factors, including those discussed in the Company’s periodic reports and filings with the Securities and Exchange Commission. These reports can be accessed under the investor relations tab of the Company’s website or on the SEC’s website at sec.gov. Given these risks and uncertainties, the Company can give no assurances that its forward-looking statements will prove to be accurate, or that any other results or events projected or contemplated by its forward-looking statements will in fact occur, and the Company cautions investors not to place undue reliance on these statements. All forward-looking statements in this release represent the Company’s judgment as of February 11, 2019, and the Company

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MOH Announces Fourth Quarter and Year-End 2018 Results

February 11, 2019

disclaims any obligation to update any forward-looking statements to conform the statement to actual results or changes in its expectations.

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MOH Announces Fourth Quarter and Year-End 2018 Results

February 11, 2019

MOLINA HEALTHCARE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(In millions, except per-share amounts)
Revenue:
Premium revenue	$4,438	$4,689	$17,612	$18,854
Service revenue	16	131	407	521
Premium tax revenue	97	107	417	438
Health insurer fees reimbursed	81	—	329	—
Investment income and other revenue	32	22	125	70
Total revenue	4,664	4,949	18,890	19,883
Operating expenses:
Medical care costs	3,775	4,251	15,137	17,073
Cost of service revenue	15	123	364	492
General and administrative expenses	335	367	1,333	1,594
Premium tax expenses	97	107	417	438
Health insurer fees	87	—	348	—
Depreciation and amortization	23	28	99	137
Restructuring and separation costs	8	73	46	234
Impairment losses	—	269	—	470
Total operating expenses	4,340	5,218	17,744	20,438
Loss on sales of subsidiaries, net of gain	(52)	—	(15)	—
Operating income (loss)	272	(269)	1,131	(555)
Other expenses, net:
Interest expense	24	33	115	118
Other (income) expenses, net	(8)	14	17	(61)
Total other expenses, net	16	47	132	57
Income (loss) before income tax expense (benefit)	256	(316)	999	(612)
Income tax expense (benefit)	55	(54)	292	(100)
Net income (loss)	$201	$(262)	$707	$(512)

Net income (loss) per diluted share	$3.01	$(4.59)	$10.61	$(9.07)

Diluted weighted average shares outstanding	66.6	57.1	66.6	56.4

Operating Statistics:
Medical care ratio	85.1%	90.7%	85.9%	90.6%
G&A ratio	7.2%	7.4%	7.1%	8.0%
Premium tax ratio	2.2%	2.2%	2.3%	2.3%
Effective income tax expense (benefit) rate	21.4%	(17.2)%	29.2%	(16.4)%
After-tax margin	4.3%	(5.3)%	3.7%	(2.6)%

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MOH Announces Fourth Quarter and Year-End 2018 Results

February 11, 2019

MOLINA HEALTHCARE, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS

	December 31,
	2018	2017
	(In millions, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$2,826	$3,186
Investments	1,681	2,524
Restricted investments	—	169
Receivables	1,330	871
Prepaid expenses and other current assets	149	239
Derivative asset	476	522
Total current assets	6,462	7,511
Property, equipment, and capitalized software, net	241	342
Goodwill and intangible assets, net	190	255
Restricted investments	120	119
Deferred income taxes	117	103
Other assets	24	141
	$7,154	$8,471

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Medical claims and benefits payable	$1,961	$2,192
Amounts due government agencies	967	1,542
Accounts payable and accrued liabilities	390	366
Deferred revenue	211	282
Current portion of long-term debt	241	653
Derivative liability	476	522
Total current liabilities	4,246	5,557
Long-term debt	1,020	1,318
Lease financing obligations	197	198
Other long-term liabilities	44	61
Total liabilities	5,507	7,134
Stockholders’ equity:
Common stock, $0.001 par value, 150 million shares authorized; outstanding: 62 million shares at December 31, 2018 and 60 million shares at December 31, 2017	—	—
Preferred stock, $0.001 par value; 20 million shares authorized, no shares issued and outstanding	—	—
Additional paid-in capital	643	1,044
Accumulated other comprehensive loss	(8)	(5)
Retained earnings	1,012	298
Total stockholders’ equity	1,647	1,337
	$7,154	$8,471

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MOH Announces Fourth Quarter and Year-End 2018 Results

February 11, 2019

MOLINA HEALTHCARE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
	(In millions)
Operating activities:
Net income (loss)	$201	$(262)	$707	$(512)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	23	39	127	178
Deferred income taxes	26	(26)	(6)	(94)
Share-based compensation	7	8	27	46
Non-cash restructuring costs	—	11	17	60
Amortization of convertible senior notes and lease financing obligations	4	8	22	32
Loss on sales of subsidiaries, net of gain	52	—	15	—
Loss on debt extinguishment	(3)	14	22	14
Impairment losses	—	269	—	470
Other, net	(2)	8	4	21
Changes in operating assets and liabilities:
Receivables	(23)	131	(530)	103
Prepaid expenses and other current assets	123	(3)	6	(56)
Medical claims and benefits payable	(82)	(286)	(226)	263
Amounts due government agencies	(63)	219	(574)	341
Accounts payable and accrued liabilities	(353)	(102)	45	(12)
Deferred revenue	34	(187)	(21)	(34)
Income taxes	(67)	6	51	(16)
Net cash (used in) provided by operating activities	(123)	(153)	(314)	804
Investing activities:
Purchases of investments	(242)	(803)	(1,444)	(2,697)
Proceeds from sales and maturities of investments	375	223	2,445	1,759
Net cash received from sales of subsidiaries	190	—	190	—
Purchases of property, equipment, and capitalized software	(6)	(1)	(30)	(86)
Other, net	5	(5)	(18)	(38)
Net cash provided by (used in) investing activities	322	(586)	1,143	(1,062)
Financing activities:
Repayment of credit facility	—	—	(300)	—
Repayment of principal amount of 1.125% Convertible Notes	(62)	—	(298)	—
Cash paid for partial settlement of 1.125% Conversion Option	(146)	—	(623)	—
Cash received for partial termination of 1.125% Call Option	146	—	623	—
Cash paid for partial termination of 1.125% Warrants	(130)	—	(549)	—
Repayment of principal amount of 1.625% Convertible Notes	—	—	(64)	—
Proceeds from senior notes offerings, net of issuance costs	—	—	—	325
Proceeds from borrowings under credit facility	—	—	—	300
Other, net	11	4	18	11
Net cash (used in) provided by financing activities	(181)	4	(1,193)	636
Net increase (decrease) in cash, cash equivalents, and restricted cash and cash equivalents	18	(735)	(364)	378
Cash, cash equivalents, and restricted cash and cash equivalents at beginning of period	2,908	4,025	3,290	2,912
Cash, cash equivalents, and restricted cash and cash equivalents at end of period	$2,926	$3,290	$2,926	$3,290

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MOH Announces Fourth Quarter and Year-End 2018 Results

February 11, 2019

MOLINA HEALTHCARE, INC.
UNAUDITED HEALTH PLANS SEGMENT MEMBERSHIP

	As of December 31,
	2018	2017	2016
Ending Membership by Government Program:
Temporary Assistance for Needy Families (“TANF”) and Children’s Health Insurance Program (“CHIP”)	2,295,000	2,457,000	2,536,000
Medicaid Expansion	660,000	668,000	673,000
Aged, Blind or Disabled (“ABD”)	406,000	412,000	396,000
Total Medicaid	3,361,000	3,537,000	3,605,000
Medicare-Medicaid Plan (“MMP”) - Integrated	54,000	57,000	51,000
Medicare Special Needs Plans	44,000	44,000	45,000
Total Medicare	98,000	101,000	96,000
Total Medicaid and Medicare	3,459,000	3,638,000	3,701,000
Marketplace	362,000	815,000	526,000
	3,821,000	4,453,000	4,227,000

Ending Membership by Health Plan:
California	608,000	746,000	683,000
Florida	313,000	625,000	553,000
Illinois	224,000	165,000	195,000
Michigan	383,000	398,000	391,000
New Mexico	222,000	253,000	254,000
Ohio	302,000	327,000	332,000
Puerto Rico	252,000	314,000	330,000
South Carolina	120,000	116,000	109,000
Texas	423,000	430,000	337,000
Washington	781,000	777,000	736,000
Other (1)	193,000	302,000	307,000
	3,821,000	4,453,000	4,227,000
__________________

(1)	“Other” includes the Idaho, Mississippi, New York, Utah and Wisconsin health plans, which are not individually significant to our consolidated operating results.

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MOH Announces Fourth Quarter and Year-End 2018 Results

February 11, 2019

MOLINA HEALTHCARE, INC.
UNAUDITED SELECTED HEALTH PLANS SEGMENT FINANCIAL DATA—
BY GOVERNMENT PROGRAM
(In millions, except percentages and per-member per-month amounts)

	Three Months Ended December 31, 2018
	Member Months (1)	Premium Revenue		Medical Care Costs		MCR (2)	Medical Margin
		Total	PMPM	Total	PMPM
TANF and CHIP	7.1	$1,363	$189.86	$1,203	$167.61	88.3%	$160
Medicaid Expansion	2.0	700	349.05	630	314.34	90.1	70
ABD	1.3	1,367	1,094.14	1,213	970.49	88.7	154
Total Medicaid	10.4	3,430	328.79	3,046	292.00	88.8	384
MMP	0.2	366	2,263.41	300	1,855.34	82.0	66
Medicare	0.1	161	1,206.96	126	944.65	78.3	35
Total Medicare	0.3	527	1,784.58	426	1,442.57	80.8	101
Total Medicaid and Medicare	10.7	3,957	368.93	3,472	323.72	87.7	485
Marketplace	1.1	481	437.79	303	275.56	62.9	178
	11.8	$4,438	$375.33	$3,775	$319.24	85.1%	$663

	Three Months Ended December 31, 2017
	Member Months	Premium Revenue		Medical Care Costs		MCR	Medical Margin
		Total	PMPM	Total	PMPM
TANF and CHIP	7.4	$1,369	$183.95	$1,250	$168.00	91.3%	$119
Medicaid Expansion	2.0	774	386.22	629	313.89	81.3	145
ABD	1.3	1,366	1,100.22	1,229	989.56	89.9	137
Total Medicaid	10.7	3,509	328.28	3,108	290.76	88.6	401
MMP	0.2	363	2,142.07	341	2,006.07	93.7	22
Medicare	0.1	152	1,155.15	124	948.16	82.1	28
Total Medicare	0.3	515	1,710.94	465	1,543.93	90.2	50
Total Medicaid and Medicare	11.0	4,024	366.18	3,573	325.12	88.8	451
Marketplace	2.4	665	268.39	678	273.92	102.1	(13)
	13.4	$4,689	$348.20	$4,251	$315.70	90.7%	$438
__________________

(1)	A member month is defined as the aggregate of each month’s ending membership for the period presented.

(2)	The MCR represents medical costs as a percentage of premium revenue.

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MOH Announces Fourth Quarter and Year-End 2018 Results

February 11, 2019

MOLINA HEALTHCARE, INC.
UNAUDITED SELECTED HEALTH PLANS SEGMENT FINANCIAL DATA—
BY GOVERNMENT PROGRAM
(In millions, except percentages and per-member per-month amounts)

	Year Ended December 31, 2018
	Member Months	Premium Revenue		Medical Care Costs		MCR	Medical Margin
		Total	PMPM	Total	PMPM
TANF and CHIP	29.4	$5,508	$187.04	$4,908	$166.66	89.1%	$600
Medicaid Expansion	8.1	2,884	356.81	2,587	320.11	89.7	297
ABD	5.0	5,231	1,049.26	4,763	955.22	91.0	468
Total Medicaid	42.5	13,623	320.43	12,258	288.31	90.0	1,365
MMP	0.7	1,443	2,192.58	1,241	1,885.59	86.0	202
Medicare	0.5	631	1,180.46	511	955.81	81.0	120
Total Medicare	1.2	2,074	1,738.85	1,752	1,468.77	84.5	322
Total Medicaid and Medicare	43.7	15,697	359.14	14,010	320.53	89.2	1,687
Marketplace	4.9	1,915	392.97	1,127	231.33	58.9	788
	48.6	$17,612	$362.54	$15,137	$311.59	85.9%	$2,475

	Year Ended December 31, 2017
	Member Months	Premium Revenue		Medical Care Costs		MCR	Medical Margin
		Total	PMPM	Total	PMPM
TANF and CHIP	30.2	$5,554	$183.75	$5,111	$169.09	92.0%	$443
Medicaid Expansion	8.1	3,150	388.42	2,674	329.73	84.9	476
ABD	4.9	5,135	1,050.41	4,863	994.80	94.7	272
Total Medicaid	43.2	13,839	320.16	12,648	292.61	91.4	1,191
MMP	0.7	1,446	2,177.72	1,317	1,982.36	91.0	129
Medicare	0.5	601	1,143.63	493	939.67	82.2	108
Total Medicare	1.2	2,047	1,722.47	1,810	1,523.15	88.4	237
Total Medicaid and Medicare	44.4	15,886	357.68	14,458	325.53	91.0	1,428
Marketplace	10.8	2,968	274.47	2,615	241.84	88.1	353
	55.2	$18,854	$341.39	$17,073	$309.14	90.6%	$1,781

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MOH Announces Fourth Quarter and Year-End 2018 Results

February 11, 2019

MOLINA HEALTHCARE, INC.
UNAUDITED SELECTED HEALTH PLANS SEGMENT FINANCIAL DATA—
MEDICAID AND MEDICARE BY HEALTH PLAN
(In millions, except percentages and per-member per-month amounts)

	Three Months Ended December 31, 2018
	Member Months	Premium Revenue		Medical Care Costs		MCR	Medical Margin
		Total	PMPM	Total	PMPM
California	1.8	$485	$282.83	$425	$247.56	87.5%	$60
Florida	1.0	370	376.80	345	351.20	93.2	25
Illinois	0.7	242	361.29	196	291.63	80.7	46
Michigan	1.1	389	348.47	320	287.33	82.5	69
New Mexico	0.6	305	489.86	265	425.85	86.9	40
Ohio	0.9	607	662.51	527	575.69	86.9	80
Puerto Rico	0.8	147	173.81	135	158.97	91.5	12
South Carolina	0.3	126	352.67	106	299.17	84.8	20
Texas	0.6	581	865.75	538	801.34	92.6	43
Washington	2.3	512	225.52	455	200.72	89.0	57
Other (1)	0.6	193	344.31	160	283.96	82.5	33
	10.7	$3,957	$368.93	$3,472	$323.72	87.7%	$485

	Three Months Ended December 31, 2017
	Member Months	Premium Revenue		Medical Care Costs		MCR	Medical Margin
		Total	PMPM	Total	PMPM
California	1.8	$621	$335.46	$531	$286.70	85.5%	$90
Florida	1.1	390	358.34	349	320.47	89.4	41
Illinois	0.5	146	294.68	146	295.25	100.2	—
Michigan	1.1	383	339.23	325	287.60	84.8	58
New Mexico	0.7	325	465.52	279	400.84	86.1	46
Ohio	1.0	532	555.50	460	480.48	86.5	72
Puerto Rico	0.9	179	187.49	178	187.68	100.1	1
South Carolina	0.4	116	337.14	111	320.47	95.1	5
Texas	0.7	558	796.86	510	728.72	91.4	48
Washington	2.2	610	275.76	540	243.70	88.4	70
Other	0.6	164	292.88	144	256.26	87.5	20
	11.0	$4,024	$366.18	$3,573	$325.12	88.8%	$451
__________________

(1)	“Other” includes the Idaho, Mississippi, New York, Utah and Wisconsin health plans, which are not individually significant to our consolidated operating results.

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MOH Announces Fourth Quarter and Year-End 2018 Results

February 11, 2019

MOLINA HEALTHCARE, INC.
UNAUDITED SELECTED HEALTH PLANS SEGMENT FINANCIAL DATA—
MEDICAID AND MEDICARE BY HEALTH PLAN
(In millions, except percentages and per-member per-month amounts)

	Year Ended December 31, 2018
	Member Months	Premium Revenue		Medical Care Costs		MCR	Medical Margin
		Total	PMPM	Total	PMPM
California	7.1	$1,931	$273.59	$1,724	$244.21	89.3%	$207
Florida	4.2	1,517	360.98	1,414	336.43	93.2	103
Illinois	2.5	793	322.87	670	272.61	84.4	123
Michigan	4.5	1,550	344.42	1,303	289.53	84.1	247
New Mexico	2.6	1,241	474.10	1,140	435.65	91.9	101
Ohio	3.7	2,277	608.29	2,001	534.59	87.9	276
Puerto Rico	3.7	696	186.59	636	170.45	91.4	60
South Carolina	1.4	495	351.38	429	304.85	86.8	66
Texas	2.7	2,296	839.70	2,092	765.12	91.1	204
Washington	9.1	2,178	240.42	1,999	220.72	91.8	179
Other	2.2	723	329.06	602	273.55	83.1	121
	43.7	$15,697	$359.14	$14,010	$320.53	89.2%	$1,687

	Year Ended December 31, 2017
	Member Months	Premium Revenue		Medical Care Costs		MCR	Medical Margin
		Total	PMPM	Total	PMPM
California	7.4	$2,392	$321.46	$2,117	$284.53	88.5%	$275
Florida	4.3	1,522	350.15	1,461	335.97	96.0	61
Illinois	2.1	593	286.69	638	308.41	107.6	(45)
Michigan	4.6	1,545	334.22	1,360	294.15	88.0	185
New Mexico	2.9	1,258	439.95	1,166	407.94	92.7	92
Ohio	3.9	2,130	544.98	1,894	484.66	88.9	236
Puerto Rico	3.8	732	190.13	691	179.65	94.5	41
South Carolina	1.4	445	328.41	412	304.04	92.6	33
Texas	2.8	2,150	769.82	1,978	708.20	92.0	172
Washington	8.9	2,445	275.64	2,143	241.55	87.6	302
Other	2.3	674	292.92	598	259.85	88.7	76
	44.4	$15,886	$357.68	$14,458	$325.53	91.0%	$1,428

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MOH Announces Fourth Quarter and Year-End 2018 Results

February 11, 2019

MOLINA HEALTHCARE, INC.
UNAUDITED SELECTED HEALTH PLANS SEGMENT FINANCIAL DATA—
MARKETPLACE BY HEALTH PLAN
(In millions, except percentages and per-member per-month amounts)

	Three Months Ended December 31, 2018
	Member Months	Premium Revenue		Medical Care Costs		MCR	Medical Margin
		Total	PMPM	Total	PMPM
California	—	$48	$322.39	$36	$248.84	77.2%	$12
Florida	0.1	62	526.44	32	278.60	52.9	30
Michigan	0.1	11	259.20	8	166.54	64.3	3
New Mexico	0.1	22	328.32	19	302.79	92.2	3
Ohio	0.1	27	512.33	20	366.62	71.6	7
Texas	0.7	269	440.81	153	250.66	56.9	116
Washington	—	44	697.31	35	536.80	77.0	9
Other (1)	—	(2)	NM	—	NM	NM	(2)
	1.1	$481	$437.79	$303	$275.56	62.9%	$178

	Three Months Ended December 31, 2017
	Member Months	Premium Revenue		Medical Care Costs		MCR	Medical Margin
		Total	PMPM	Total	PMPM
California	0.5	$68	$163.41	$75	$181.70	111.2%	$(7)
Florida	0.8	225	283.63	251	316.67	111.6	(26)
Michigan	0.1	10	153.52	11	166.49	108.5	(1)
New Mexico	0.1	28	387.65	22	291.42	75.2	6
Ohio	—	18	355.81	17	317.65	89.3	1
Texas	0.5	146	242.38	166	276.16	113.9	(20)
Washington	0.1	40	321.91	28	233.26	72.5	12
Other	0.3	130	364.63	108	305.05	83.7	22
	2.4	$665	$268.39	$678	$273.92	102.1%	$(13)
__________________

(1)	“Other” includes the Utah and Wisconsin health plans, where we did not participate in the Marketplace in 2018. Therefore, the ratios for 2018 periods are not meaningful (NM).

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MOH Announces Fourth Quarter and Year-End 2018 Results

February 11, 2019

MOLINA HEALTHCARE, INC.
UNAUDITED SELECTED HEALTH PLANS SEGMENT FINANCIAL DATA—
MARKETPLACE BY HEALTH PLAN
(In millions, except percentages and per-member per-month amounts)

	Year Ended December 31, 2018
	Member Months	Premium Revenue		Medical Care Costs		MCR	Medical Margin
		Total	PMPM	Total	PMPM
California	0.6	$219	$325.84	$125	$187.37	57.5%	$94
Florida	0.6	273	498.66	99	181.52	36.4	174
Michigan	0.2	51	250.69	31	150.11	59.9	20
New Mexico	0.3	115	403.55	74	260.29	64.5	41
Ohio	0.3	111	477.03	78	334.32	70.1	33
Texas	2.7	948	356.06	593	222.89	62.6	355
Washington	0.2	183	664.48	140	506.07	76.2	43
Other	—	15	NM	(13)	NM	NM	28
	4.9	$1,915	$392.97	$1,127	$231.33	58.9%	$788

	Year Ended December 31, 2017
	Member Months	Premium Revenue		Medical Care Costs		MCR	Medical Margin
		Total	PMPM	Total	PMPM
California	1.7	$309	$185.88	$231	$138.61	74.6%	$78
Florida	3.6	1,046	293.35	1,009	283.17	96.5	37
Michigan	0.3	51	180.26	38	135.64	75.2	13
New Mexico	0.3	110	349.50	84	264.14	75.6	26
Ohio	0.2	86	363.24	81	340.44	93.7	5
Texas	2.6	663	250.08	517	195.20	78.1	146
Washington	0.5	163	317.39	156	304.74	96.0	7
Other	1.6	540	340.13	499	314.21	92.4	41
	10.8	$2,968	$274.47	$2,615	$241.84	88.1%	$353

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MOH Announces Fourth Quarter and Year-End 2018 Results

February 11, 2019

MOLINA HEALTHCARE, INC.
UNAUDITED SELECTED HEALTH PLANS SEGMENT FINANCIAL DATA—
TOTAL BY HEALTH PLAN
(In millions, except percentages and per-member per-month amounts)

	Three Months Ended December 31, 2018
	Member Months	Premium Revenue		Medical Care Costs		MCR	Medical Margin
		Total	PMPM	Total	PMPM
California	1.8	$533	$285.98	$461	$247.66	86.6%	$72
Florida	1.1	432	392.68	377	343.49	87.5	55
Illinois	0.7	242	361.29	196	291.63	80.7	46
Michigan	1.2	400	344.96	328	282.58	81.9	72
New Mexico	0.7	327	474.44	284	414.10	87.3	43
Ohio	1.0	634	654.39	547	564.37	86.2	87
Puerto Rico	0.8	147	173.81	135	158.97	91.5	12
South Carolina	0.3	126	352.67	106	299.17	84.8	20
Texas	1.3	850	663.84	691	539.68	81.3	159
Washington	2.3	556	238.21	490	209.76	88.1	66
Other (1)	0.6	191	344.44	160	285.37	82.9	31
	11.8	$4,438	$375.33	$3,775	$319.24	85.1%	$663

	Three Months Ended December 31, 2017
	Member Months	Premium Revenue		Medical Care Costs		MCR	Medical Margin
		Total	PMPM	Total	PMPM
California	2.3	$689	$303.98	$606	$267.49	88.0%	$83
Florida	1.9	615	326.80	600	318.86	97.6	15
Illinois	0.5	146	294.68	146	295.25	100.2	—
Michigan	1.2	393	329.50	336	281.26	85.4	57
New Mexico	0.8	353	458.22	301	390.58	85.2	52
Ohio	1.0	550	545.09	477	471.99	86.6	73
Puerto Rico	0.9	179	187.49	178	187.68	100.1	1
South Carolina	0.4	116	337.14	111	320.47	95.1	5
Texas	1.2	704	541.55	676	520.34	96.1	28
Washington	2.3	650	278.21	568	243.15	87.4	82
Other	0.9	294	320.77	252	275.23	85.8	42
	13.4	$4,689	$348.20	$4,251	$315.70	90.7%	$438
__________________

(1)	“Other” includes the Idaho, Mississippi, New York, Utah and Wisconsin health plans, which are not individually significant to our consolidated operating results.

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MOH Announces Fourth Quarter and Year-End 2018 Results

February 11, 2019

MOLINA HEALTHCARE, INC.
UNAUDITED SELECTED HEALTH PLANS SEGMENT FINANCIAL DATA—
TOTAL BY HEALTH PLAN
(In millions, except percentages and per-member per-month amounts)

	Year Ended December 31, 2018
	Member Months	Premium Revenue		Medical Care Costs		MCR	Medical Margin
		Total	PMPM	Total	PMPM
California	7.7	$2,150	$278.13	$1,849	$239.28	86.0%	$301
Florida	4.8	1,790	376.84	1,513	318.58	84.5	277
Illinois	2.5	793	322.87	670	272.61	84.4	123
Michigan	4.7	1,601	340.35	1,334	283.47	83.3	267
New Mexico	2.9	1,356	467.17	1,214	418.44	89.6	142
Ohio	4.0	2,388	600.62	2,079	522.89	87.1	309
Puerto Rico	3.7	696	186.59	636	170.45	91.4	60
South Carolina	1.4	495	351.38	429	304.85	86.8	66
Texas	5.4	3,244	601.23	2,685	497.75	82.8	559
Washington	9.3	2,361	252.92	2,139	229.13	90.6	222
Other	2.2	738	336.86	589	268.17	79.6	149
	48.6	$17,612	$362.54	$15,137	$311.59	85.9%	$2,475

	Year Ended December 31, 2017
	Member Months	Premium Revenue		Medical Care Costs		MCR	Medical Margin
		Total	PMPM	Total	PMPM
California	9.1	$2,701	$296.68	$2,348	$257.86	86.9%	$353
Florida	7.9	2,568	324.56	2,470	312.18	96.2	98
Illinois	2.1	593	286.69	638	308.41	107.6	(45)
Michigan	4.9	1,596	325.43	1,398	285.11	87.6	198
New Mexico	3.2	1,368	430.97	1,250	393.67	91.3	118
Ohio	4.1	2,216	534.56	1,975	476.39	89.1	241
Puerto Rico	3.8	732	190.13	691	179.65	94.5	41
South Carolina	1.4	445	328.41	412	304.04	92.6	33
Texas	5.4	2,813	516.84	2,495	458.50	88.7	318
Washington	9.4	2,608	277.93	2,299	245.01	88.2	309
Other	3.9	1,214	312.20	1,097	282.06	90.3	117
	55.2	$18,854	$341.39	$17,073	$309.14	90.6%	$1,781

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MOH Announces Fourth Quarter and Year-End 2018 Results

February 11, 2019

MOLINA HEALTHCARE, INC.
UNAUDITED SELECTED FINANCIAL DATA
(In millions, except percentages and per-member per-month amounts)

The following tables provide the details of our medical care costs for the periods indicated:

	Three Months Ended December 31,
	2018			2017
	Amount	PMPM	% of Total	Amount	PMPM	% of Total
Fee for service	$2,807	$237.39	74.4%	$3,052	$226.66	71.8%
Pharmacy	493	41.68	13.1	659	48.88	15.4
Capitation	293	24.83	7.7	338	25.13	8.0
Other	182	15.34	4.8	202	15.03	4.8
	$3,775	$319.24	100.0%	$4,251	$315.70	100.0%

	Year Ended December 31,
	2018			2017
	Amount	PMPM	% of Total	Amount	PMPM	% of Total
Fee for service	$11,278	$232.15	74.5%	$12,682	$229.63	74.3%
Pharmacy	2,138	44.01	14.1	2,563	46.40	15.0
Capitation	1,184	24.38	7.8	1,360	24.63	8.0
Other	537	11.05	3.6	468	8.48	2.7
	$15,137	$311.59	100.0%	$17,073	$309.14	100.0%
The following table provides the details of our medical claims and benefits payable as of the dates indicated:

	December 31,
	2018	2017
Fee-for-service claims incurred but not paid (IBNP)	$1,562	$1,717
Pharmacy payable	115	112
Capitation payable	52	67
Other (1)	232	296
	$1,961	$2,192
______________________

(1)
“Other” medical claims and benefits payable include amounts payable to certain providers for which we act as an intermediary on behalf of various state agencies without assuming financial risk. Such receipts and payments do not impact our consolidated statements of operations. As of December 31, 2018 and 2017, we had recorded non-risk provider payables of approximately $107 million and $122 million, respectively.

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MOH Announces Fourth Quarter and Year-End 2018 Results

February 11, 2019

MOLINA HEALTHCARE, INC.
UNAUDITED CHANGE IN MEDICAL CLAIMS AND BENEFITS PAYABLE
(Dollars in millions)

Our claims liability includes a provision for adverse claims deviation based on historical experience and other factors including, but not limited to, variations in claims payment patterns, changes in utilization and cost trends, known outbreaks of disease, and large claims. Our reserving methodology is consistently applied across all periods presented. The amounts displayed for “Components of medical care costs related to: Prior period” represent the amount by which our original estimate of claims and benefits payable at the beginning of the period was (more) less than the actual amount of the liability based on information (principally the payment of claims) developed since that liability was first reported. The following table presents the components of the change in medical claims and benefits payable for the periods indicated:

	Year Ended December 31,
	2018	2017
Medical claims and benefits payable, beginning balance	$2,192	$1,929
Components of medical care costs related to:
Current period	15,478	17,037
Prior period (1)	(341)	36
Total medical care costs	15,137	17,073

Change in non-risk provider payables	13	(106)
Payments for medical care costs related to:
Current period	13,671	15,130
Prior period	1,710	1,574
Total paid	15,381	16,704
Medical claims and benefits payable, ending balance	$1,961	$2,192

Days in claims payable, fee for service (2)	53	54
______________________

(1)	Includes the 2018 benefit of the 2017 Marketplace CSR reimbursement of $81 million.

(2)
Claims payable includes primarily IBNP. It also includes certain fee-for-service payables reported in “Other” medical claims and benefits payable amounting to $43 million and $99 million, as of December 31, 2018 and 2017, respectively.

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MOH Announces Fourth Quarter and Year-End 2018 Results

February 11, 2019

MOLINA HEALTHCARE, INC.
UNAUDITED SUMMARY OF SIGNIFICANT ITEMS AFFECTING CURRENT QUARTER AND
YEAR-TO-DATE FINANCIAL RESULTS
(In millions, except per diluted share amounts)

The table below summarizes the impact of certain items significant to our financial performance in the periods presented. The individual items presented below increase (decrease) income before income tax expense.

	Three Months Ended December 31, 2018		Year Ended December 31, 2018
	Amount	Per Diluted Share (1)	Amount	Per Diluted Share (1)

Retroactive California Medicaid Expansion risk corridor	$(24)	$(0.28)	$(81)	$(0.95)
Marketplace risk adjustment, for 2017 dates of service	—	—	56	0.66
Marketplace CSR subsidies, for 2017 dates of service	—	—	81	0.95
Loss on sales of subsidiaries, net of gain	(52)	(0.48)	(15)	(0.05)
Restructuring costs	(8)	(0.09)	(46)	(0.54)
Gain (loss) on debt extinguishment	3	0.04	(22)	(0.29)
	$(81)	$(0.81)	$(27)	$(0.22)

(1)
Except for permanent differences between GAAP and tax (such as certain expenses that are not deductible for tax purposes), per diluted share amounts are generally calculated at the statutory income tax rate of 22%.

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MOH Announces Fourth Quarter and Year-End 2018 Results

February 11, 2019

MOLINA HEALTHCARE, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES
(In millions, except per diluted share amounts)
We use non-generally accepted accounting principles, or non-GAAP, financial measures as supplemental metrics in evaluating our financial performance, making financing and business decisions, and forecasting and planning for future periods. For these reasons, management believes such measures are useful supplemental measures to investors in comparing our performance to the performance of other public companies in the health care industry. These non-GAAP financial measures should be considered as supplements to, and not as substitutes for or superior to, GAAP measures. See further information regarding non-GAAP measures below the tables.

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017

Net income (loss)	$201	$(262)	$707	$(512)
Adjustments:
Depreciation, and amortization of intangible assets and capitalized software	23	36	118	165
Interest expense	24	33	115	118
Income tax expense (benefit)	55	(54)	292	(100)
EBITDA	$303	$(247)	$1,232	$(329)

	Three Months Ended December 31,				Year Ended December 31,
	2018		2017		2018		2017

	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income (loss)	$201	$3.01	$(262)	$(4.59)	$707	$10.61	$(512)	$(9.07)
Adjustment:
Amortization of intangible assets	6	0.08	6	0.11	22	0.32	30	0.55
Income tax effect (1)	(1)	(0.02)	(2)	(0.04)	(5)	(0.07)	(11)	(0.20)
Amortization of intangible assets, net of tax effect	5	0.06	4	0.07	17	0.25	19	0.35
Adjusted net income (loss)	$206	$3.07	$(258)	$(4.52)	$724	$10.86	$(493)	$(8.72)
________________________

(1)	Income tax effect of adjustments calculated at the blended federal and state statutory tax rate of 22% and 37% for 2018 and 2017, respectively.
The following are descriptions of the adjustments made to GAAP measures used to calculate the non-GAAP measures used in this news release:
Earnings before interest, taxes, depreciation and amortization (“EBITDA”): Net income (loss) on a GAAP basis less depreciation, and amortization of intangible assets and capitalized software, interest expense and income tax expense. We believe that EBITDA is helpful in assessing our ability to meet the cash demands of our operating units.
Adjusted net income: Net income (loss) on a GAAP basis less amortization of intangible assets, net of income tax effect calculated at the statutory tax rate. We believe that adjusted net income (loss) is helpful in assessing our financial performance exclusive of the non-cash impact of the amortization of purchased intangibles.
Adjusted net income per diluted share: Adjusted net income (loss) divided by weighted average common shares outstanding on a fully diluted basis.

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MOH Announces Fourth Quarter and Year-End 2018 Results

February 11, 2019

MOLINA HEALTHCARE, INC.
2019 GUIDANCE

Reconciliation of Non-GAAP Financial Measures

	Low End	High End
	(In millions)
Net income	$600	$630
Adjustments:
Depreciation, and amortization of intangible assets and capitalized software	85	85
Interest expense	100	100
Income tax expense	190	210
EBITDA	$975	$1,025

-END-